EXHIBIT 99.1

Marlin Reports Third Quarter 2021 Results and Declares a Cash Dividend of $0.14 Per Share

Provides Update on Proposed Acquisition by Funds Managed by HPS Investment Partners LLC

Third Quarter Summary:

  Net income of $5.5 million, or $0.45 per diluted share, up from $2.7 million, or $0.23 per diluted share a year ago and down from $10.3 million, or $0.84 per diluted share last quarter.
  Ended the quarter with total stockholders’ equity of $215.3 million and a consolidated equity-to-assets ratio of 20.17%.
  Continued to make progress towards satisfying the closing conditions for the proposed acquisition by funds managed by HPS, including obtaining stockholder approval on August 4, 2021, and are currently targeting closing the transaction within the first six weeks of 2022.
  Total 30+ day delinquencies were 0.77%, down from 2.15% in the prior year and 0.80% in the second quarter.
  Total sourced origination volume of $98.7 million, down 2.1% from the prior quarter, and up 44.1% year-over-year. Average total finance receivables were $803.8 million for the third quarter.

MOUNT LAUREL, N.J., Oct. 28, 2021 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ: MRLN), a nationwide provider of capital solutions to small businesses (“Marlin” or the “Company”), today reported third quarter 2021 net income of $5.5 million, or $0.45 per diluted share, compared with net income of $10.3 million, or $0.84 per diluted share in the prior quarter, and net income of $2.7 million, or $0.23 per diluted share a year ago.

Commenting on the third quarter results, Jeffrey A. Hilzinger, Marlin’s President and CEO, said, “Operating results continue to improve as we emerge from the pandemic. I am also pleased with the significant progress made in our ongoing effort towards satisfying the conditions to close the proposed merger with a subsidiary of funds managed by HPS. Given this recent progress, we believe the total costs in connection with the de-banking process will not result in a share price adjustment and now believe we could close the transaction within the first six weeks of 2022.”

Update on Acquisition by Funds Managed by HPS Investment Partners LLC
On April 19, 2021, the Company announced that it had entered into an Agreement and Plan of Merger, dated as of April 18, 2021 (the “Merger Agreement”) with subsidiaries of funds managed by HPS Investment Partners LLC (“HPS”). Upon the terms and subject to the conditions set forth in the Merger Agreement, HPS will acquire all of the Company’s outstanding shares of common stock through its European Asset Value Funds in an all cash transaction for $23.50 per share, as potentially subject to downward adjustment as set forth in the Merger Agreement. During the third quarter, and subsequent to quarter end, the Company made progress toward meeting the Merger Agreement closing conditions as follows:

  On July 16, 2021, the 30-day waiting period under the HSR Act expired with respect to the transactions contemplated by the Merger Agreement.
  A Special Meeting of Shareholders was held on August 4, 2021, whereby the Company’s shareholders overwhelmingly approved the transaction, with over 99% of voted shares supporting the merger.
  On October 8, 2021, Marlin Business Bank entered into an agreement whereby a FDIC-insured depository institution agreed to acquire Marlin Business Bank’s portfolio of brokered deposits held through the Depository Trust Company. Subject to regulatory approval, the deposit transfer, which is expected to consist of all of Marlin Business Bank’s then-remaining deposits, is expected to occur in late December 2021 or early January 2022.

Due to the pending merger, Marlin will not host a conference call to discuss its third quarter 2021 financial results.

Results of Operations
Total sourced origination volume for the third quarter of $98.7 million was up 44.1% from a year ago. Net Investment in Leases and Loans was $793.2 million, down 6.3% from third quarter last year, while total managed assets stood at approximately $939.4 million, down 15.2% from the third quarter last year.

Net interest and fee margin as a percentage of average finance receivables was 8.51% for the third quarter, up 9 basis points from the second quarter and down 36 basis points from a year ago. The Company’s interest expense as a percent of average total finance receivables was 129 basis points in the third quarter of 2021 compared with 138 basis points for the prior quarter and 203 basis points for the third quarter of 2020, resulting from lower rates and a shift in mix, as higher rate long-term debt pays down.

On an absolute basis, net interest and fee income was $17.1 million for the third quarter of 2021 compared with $20.5 million in the third quarter last year.

Marlin recorded a $1.2 million provision for credit losses net benefit in the third quarter of 2021, compared to $9.9 million provision net benefit in the second quarter, and $7.2 million provision net expense in the third quarter of 2020. The provision release in the third quarter of 2021 reflects better than expected portfolio performance, continued positive performance trends, and an improved macroeconomic outlook.

Non-interest income was $3.6 million for the third quarter of 2021, compared with $3.5 million in the prior quarter and $4.2 million in the prior year period. The year-over-year decrease in non-interest income is primarily due to a decline in Syndication related servicing income, gain on sale of leases, and Insurance premium revenue.

The Company recorded a $2.0 million tax expense in the third quarter, representing an effective tax rate of 27.1%. In the second quarter of 2021, the Company recorded a $3.5 million tax expense representing an effective tax rate of 25.3%, and in the third quarter of 2020, the Company recorded a $0.5 million tax expense representing an effective tax rate of 16.1%.

Portfolio Performance
Allowance for credit losses as a percentage of total finance receivables was 3.35% at September 30, 2021 compared with 3.47% at June 30, 2021.

For the three months ended September 30, 2021, the Company recorded a $1.2 million provision for credit losses net benefit, compared with $7.2 million provision net expense recognized in the third quarter of 2020 and a $9.9 million provision net benefit recorded for the second quarter of 2021. The provision release in the third quarter of 2021 was primarily due to positive trends in portfolio performance as well as positive changes in the outlook of macroeconomic assumptions to which the reserve is correlated.

Equipment Finance receivables over 30 days delinquent were 76 basis points as of September 30, 2021, down 6 basis points from June 30, 2021, and down 137 basis points from September 30, 2020. Working Capital receivables over 15 days delinquent were 149 basis points as of September 30, 2021, up 113 basis points from June 30, 2021, and down 244 basis points from September 30, 2020. Annualized third quarter total net charge-offs were 0.59% of average total finance receivables versus 0.60% in the second quarter of 2021 and 4.54% a year ago.

Corporate Developments
On October 28, 2021, Marlin’s Board of Directors declared a $0.14 per share quarterly dividend. The dividend is payable on November 18, 2021, to shareholders of record on November 8, 2021. Based on the closing stock price on October 27, 2021, the annualized dividend yield on the Company’s common stock is 2.49%.

* Non-GAAP Financial Measures: Net income (loss) on an adjusted basis are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP). See “Regulation G – Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, in accordance with Regulation G.

About Marlin
Marlin is a nationwide provider of capital solutions to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. For more information about Marlin, visit marlincapitalsolutions.com or call toll free at (888) 479-9111.

Cautionary Note Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements represent only the Company’s current beliefs regarding future events and are not guarantees of performance or results. All forward-looking statements (including statements regarding expectations of future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “could”, “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others (including but not limited to the impact of the COVID-19 pandemic), affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained under the headings “Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the United States Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are also available in the “Investors” section of our website. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors are cautioned not to place undue reliance on such forward-looking statements.

Special Note Regarding Forward-Looking Statements
In addition to the Cautionary Note Regarding Forward-Looking Statements above, with respect to the proposed merger, factors that may cause actual results to differ from expected results include, among others: the risk that the merger may not be consummated in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company common stock; the risk that required approvals of the merger may not be obtained, or that the de-banking of Marlin Business Bank may not be consummated, on the terms expected or on the anticipated schedule or at all; the risk that the parties to the merger agreement may fail to satisfy other conditions to the consummation of the merger or meet expectations regarding the timing and consummation of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the merger on the Company’s business relationships, operating results, employees and business generally; the risk that the proposed merger disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the merger; risks related to diverting management’s attention from the Company’s ongoing business operations; the outcome of legal proceedings that may be instituted against the Company related to the merger agreement or the merger; the amount of unexpected costs, fees, expenses and other charges related to the merger; and political instability.

Regulation G – Non-GAAP Financial Measures
The Company uses certain financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines net income on an adjusted basis as net income excluding after-tax income and expenses that are deemed to be unusual in nature or infrequent in occurrence and are not indicative of the underlying performance of the business for the period presented. The Company defines diluted earnings per share on an adjusted basis, return on average assets on an adjusted basis and return on average equity on an adjusted basis as the calculation used for the “as reported” number substituting net income as reported with net income on an adjusted basis while using the same denominator in the “as reported” number, where appropriate. The Company defines efficiency ratio on an adjusted basis as the calculation used for the “as reported” ratio adjusting the numerator for any discrete pre-tax adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, acquisition related expense, and Rep and Warranty liability adjustments, as applicable. The Company adjusts the denominator in the “as reported” ratio for pass-through lease revenue that is required to be presented on a gross basis in the income statement, as applicable. The Company defines General and administrative annualized percent of average finance receivables, on an adjusted basis, as the calculation used for the “as reported” ratio, adjusting the numerator for any General and administrative discrete pre-tax adjustments used to present net income on an adjusted basis, acquisition related general and administrative expenses, Rep and Warranty liability adjustments, and pass-through lease expenses that are required to be presented on a gross basis in the income statement, as applicable. The adjusted ratio uses the same denominator as the “as reported” ratio. The Company defines Non-interest expense divided by average total managed assets, on an adjusted basis, as the calculation used for the “as reported” ratio adjusting the number for any non-interest expense discrete pre-tax adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, acquisition related expenses, and Rep and Warranty liability adjustments, as applicable. The adjusted ratio uses the same denominator as the “as reported” ratio. The Company believes that these non-GAAP measures are useful performance metrics for management, investors and lenders, because it provides a means to evaluate period-to-period comparisons of the Company's financial performance without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance.

Non-GAAP financial measures should not be considered as an alternative to GAAP financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Investor Contacts:
Mike Bogansky, Senior Vice President & Chief Financial Officer
856-505-4108

Lasse Glassen, Addo Investor Relations
lglassen@addoir.com
424-238-6249

Marlin Business Services Corp. and Subsidiaries Consolidated Balance Sheets (Unaudited) (Dollars in thousands, except share amounts)

	September 30,	December 31,
	2021	2020
ASSETS
Cash and due from banks	$4,914	$5,473
Interest-earning deposits with banks	217,346	130,218
Total cash and cash equivalents	222,260	135,691
Time deposits with banks	996	5,967
Restricted interest-earning deposits related to consolidated VIEs	3,202	4,719
Investment securities (amortized cost of $11.5 million at	—	11,624
December 31, 2020.)
Net investment in leases and loans:
Leases	295,514	337,159
Loans	525,239	532,125
Net investment in leases and loans, excluding allowance for credit losses	820,753	869,284
(includes $12.1 million and $30.4 million at September 30, 2021 and December 31, 2020, respectively, related to consolidated VIEs)
Allowance for credit losses	(27,521)	(44,228)
Total net investment in leases and loans	793,232	825,056
Intangible assets	5,175	5,678
Operating lease right-of-use assets	7,268	7,623
Property and equipment, net of allowance	9,359	8,574
Property tax receivables	9,260	6,854
Other assets	16,560	10,212
Total assets	$1,067,312	$1,021,998

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$783,203	$729,614
Long-term borrowings related to consolidated VIEs	11,676	30,665
Operating lease liabilities	8,134	8,700
Other liabilities:
Sales and property taxes payable	6,203	6,316
Accounts payable and accrued expenses	19,086	27,734
Net deferred income tax liability	23,728	22,604
Total liabilities	852,030	825,633

Stockholders’ equity:
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 75,000,000 shares authorized;
12,026,429 and 11,974,530 shares issued and outstanding at September 30, 2021 and	120	120
December 31, 2020, respectively
Additional paid-in capital	77,903	76,323
Accumulated other comprehensive income	—	69
Retained earnings	137,259	119,853
Total stockholders’ equity	215,282	196,365
Total liabilities and stockholders’ equity	$1,067,312	$1,021,998

Marlin Business Services Corp. and Subsidiaries Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(Dollars in thousands, except per-share data)

Interest income	$17,656	$22,398	$53,622	$73,111
Fee income	2,027	2,803	6,795	8,019
Interest and fee income	19,683	25,201	60,417	81,130
Interest expense	2,594	4,694	8,676	15,802
Net interest and fee income	17,089	20,507	51,741	65,328
Provision for credit losses	(1,183)	7,204	(14,010)	51,160
Net interest and fee income (loss) after provision for credit losses	18,272	13,303	65,751	14,168

Non-interest income:
Gain on leases and loans sold	-	87	-	2,426
Insurance premiums written and earned	1,906	2,082	5,847	6,612
Other income	1,700	2,044	9,828	11,172
Non-interest income	3,606	4,213	15,675	20,210
Non-interest expense:
Salaries and benefits	8,162	8,515	24,996	25,702
General and administrative	6,200	4,717	25,823	24,169
Goodwill impairment	-	-	-	6,735
Intangible assets impairment	-	1,016	-	1,016
Non-interest expense	14,362	14,248	50,819	57,622
Income (loss) before income taxes	7,516	3,268	30,607	(23,244)
Income tax expense (benefit)	2,035	525	8,019	(8,284)
Net income (loss)	$5,481	$2,743	$22,588	$(14,960)

Basic earnings (loss) per share	$0.46	$0.23	$1.88	$(1.27)
Diluted earnings (loss) per share	$0.45	$0.23	$1.86	$(1.27)

Marlin Business Services Corp. and Subsidiaries Reconciliation of GAAP to Non-GAAP Financial Measures (Dollars in thousands, except share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Net income (loss) as reported	$5,481	$2,743	$22,588	$(14,960)
Deduct:
Charge in connection with merger agreement	(200)	-	(3,053)	-
Goodwill impairment	-	-	-	(6,735)
Intangible assets impairment	-	(1,016)	-	(1,016)
Charge in connection with workforce reorganization	-	(836)	-	(1,713)
Charge in connection with office lease termination	-	(190)	-	(414)
Acquisition earn out valuation adjustment	-	1,435	-	1,435
Reversal of charges in connection with executive separation	-	-	-	-
Interest expense in connection with de-banking process	(162)	-	(162)	-
Tax effect	94	152	831	2,108
Total adjustments, net of tax	(268)	(455)	(2,384)	(6,335)

Net tax benefit resulting from the CARES Act of 2020	-	-	-	3,256

Net income (loss) on an adjusted basis	$5,749	$3,198	$24,972	$(11,881)

Diluted earnings (loss) per share as reported	$0.45	$0.23	$1.86	($1.27)
Diluted earnings (loss) per share on an adjusted basis	$0.47	$0.27	$2.06	($1.01)
Return on Average Assets as reported	2.22%	0.98%	3.08%	-1.68%
Return on Average Assets on an adjusted basis	2.33%	1.14%	3.41%	-1.33%
Return on Average Equity as reported	10.35%	6.00%	14.81%	-10.31%
Return on Average Equity on an adjusted basis	10.86%	6.99%	16.38%	-8.19%

Efficiency Ratio numerator as reported	$14,362	$14,248	$50,819	$57,622
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	(200)	(607)	(3,053)	(8,443)
Acquisition related expenses	(168)	(286)	(495)	(957)
Recourse & Rep & Warranty liability adjustment	(74)	(175)	(13)	(982)
Pass-through expenses	(163)	(49)	(5,751)	(6,063)
Efficiency ratio numerator on an adjusted basis	$13,757	$13,131	$41,507	$41,177
Adjustments to Denominator:
Efficiency Ratio denominator as reported	$20,695	$24,720	$67,416	$85,538
Pass-through revenue	(149)	(122)	(5,189)	(5,247)
Interest expense adjustments as seen in Net Income reconciliation above	162	-	162	-
Efficiency Ratio denominator on an adjusted basis	$20,708	$24,598	$62,389	$80,291

Efficiency Ratio as reported	69.40%	57.64%	75.38%	67.36%
Efficiency Ratio on an adjusted basis	66.43%	53.38%	66.53%	51.28%

Marlin Business Services Corp. and Subsidiaries Reconciliation of GAAP to Non-GAAP Financial Measures (Dollars in thousands, except share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Non-interest Expense / Average total managed assets numerator, as reported	$14,362	$14,248	$50,819	$57,622
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	(200)	(607)	(3,053)	(8,443)
Acquisition related expenses	(168)	(286)	(495)	(957)
Recourse & Rep & Warranty liability adjustment	(74)	(175)	(13)	(982)
Pass-through expenses	(163)	(49)	(5,751)	(6,063)
Non-interest Expense / Average total managed assets numerator, on an adjusted basis	$13,757	$13,131	$41,507	$41,177

Non-interest Expense / Average total managed assets as reported	5.97%	4.74%	6.75%	6.22%
Non-interest Expense / Average total managed assets on an adjusted basis	5.72%	4.36%	5.51%	4.44%

General and administrative expense Annualized % of Average
Finance Receivables numerator as reported	$6,200	$4,717	$25,823	$24,169
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	(200)	1,245	(3,053)	1,021
Acquisition related expenses	(168)	(200)	(503)	(599)
Recourse & Rep & Warranty liability adjustment	(74)	(175)	(13)	(982)
Pass-through expenses	(163)	(49)	(5,751)	(6,063)
General and administrative expense Annualized % of Average
Finance Receivables numerator as adjusted	$5,595	$5,538	$16,503	$17,546

General and administrative expense Annualized % of Average
Finance Receivables as reported	3.09%	2.04%	4.21%	3.32%
General and administrative expense Annualized % of Average
Finance Receivables on an adjusted basis	2.78%	2.40%	2.69%	2.41%

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021

Net Income (Loss)
Net Income	$2,743	$15,302	$6,851	$10,256	$5,481

Annualized Performance Measures:
Return on Average Assets	0.98%	5.74%	2.77%	4.30%	2.20%
Return on Average Stockholders' Equity	6.00%	33.59%	13.89%	20.43%	10.35%

EPS Data:
Net Income (Loss) Allocated to Common Stock	$2,707	$15,112	$6,766	$10,128	$5,412
Basic Earnings (loss) per Share	$0.23	$1.28	$0.57	$0.85	$0.46
Diluted Earnings (loss) per Share	$0.23	$1.28	$0.57	$0.84	$0.45
Number of Shares - Basic	11,791,141	11,825,693	11,834,415	11,864,526	11,876,104
Number of Shares - Diluted	11,832,413	11,841,134	11,869,218	12,016,045	12,062,250

Cash Dividends Declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

New Asset Production:
Direct Originations	$8,381	$8,658	$7,437	$9,687	$13,243
Indirect Originations	$58,736	$74,353	$76,245	$90,798	$85,362
Total Originations (6)	$67,117	$83,011	$83,682	$100,485	$98,605

Equipment Finance Originations	$65,764	$75,873	$75,272	$86,019	$81,636
Working Capital Loans Originations	$1,353	$7,138	$8,410	$14,466	$16,969
Total Originations (6)	$67,117	$83,011	$83,682	$100,485	$98,605

Assets originated for sale in the period	$62	$0	$0	$0	$0
Assets referred in the period	$1,297	$1,046	$84	$379	$103
Total Sourced Originations (6)	$68,476	$84,057	$83,766	$100,864	$98,708

Implicit Yield on Originations:
Total (6)	9.34%	9.63%	9.46%	10.08%	10.83%
Direct	15.76%	19.85%	21.22%	19.80%	23.21%
Indirect	8.42%	8.38%	8.32%	9.05%	8.91%
Equipment Finance	8.77%	7.97%	7.63%	7.62%	7.36%
Working Capital	36.62%	26.72%	25.85%	24.72%	27.47%

Paycheck Protection Program Loans Originated	$202	$0	$0	$0	$0
Implicit Yield on Paycheck Protection Loans Originated	2.76%	n/a	n/a	n/a	n/a

Assets sold in the period	$4,286	$0	$0	$0	$0

_____________________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of September 30, 2021 includes restructured contracts totaling $8.9 million for Equipment Finance and $0.1 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021

Implicit Yield on Originations:
# of Leases / Loans Equipment Finance	3,410	3,552	3,687	4,023	3,836
Equipment Finance Approval Percentage	40%	44%	44%	49%	50%
Average Monthly Equipment Finance Sources	547	566	555	595	562

Net Interest and Fee Margin (NIM)
Percent of Average Total Finance Receivables:
Interest Income	9.69%	9.06%	8.78%	8.67%	8.79%
Fee Income (5)	1.21%	1.17%	1.18%	1.13%	1.01%
Interest and Fee Income	10.90%	10.23%	9.96%	9.80%	9.80%
Interest Expense	2.03%	1.87%	1.57%	1.38%	1.29%
Net Interest and Fee Margin (NIM)	8.87%	8.36%	8.39%	8.42%	8.51%

Cost of Funds (1)	2.13%	1.97%	1.79%	1.59%	1.41%

Interest Income Equipment Finance	$19,719	$18,068	$16,901	$16,175	$15,724
Interest Income Working Capital Loans	$2,526	$1,515	$1,303	$1,427	$1,883

Average Total Finance Receivables	$924,635	$869,625	$833,474	$815,761	$803,783
Average Net Investment Equipment Finance	$886,990	$845,487	$813,263	$794,673	$775,869
Average Working Capital Loans	$33,696	$23,019	$19,062	$19,926	$26,723

End of Period Net Investment in leases and loans,
net of allowance
Equipment Finance	$823,712	$806,229	$780,089	$776,669	$763,253
Working Capital Loans	$23,016	$18,827	$17,340	$23,685	$29,979
Total Owned Leases and Loans (2)	$846,728	$825,056	$797,429	$800,354	$793,232

Assets Serviced for Others	$261,144	$229,530	$199,080	$172,293	$146,163

Total Managed Assets	$1,107,872	$1,054,586	$996,509	$972,647	$939,395

Average Total Managed Assets	$1,203,502	$1,114,929	$1,047,854	$1,001,388	$962,599

Restructured Receivables:

Payment Deferral Modification Program
Equipment Finance	$117,672	$104,287	$90,843	$79,457	$68,978
Working Capital	$12,210	$6,922	$3,004	$1,097	$478
Total - $	$129,882	$111,209	$93,847	$80,554	$69,456

Total - as a % of Ending Finance Receivables	14.30%	12.80%	11.22%	9.72%	8.46%
Total - # of Active Modified Contracts	5,237	4,809	4,356	3,924	3,460

Other Restructured Contracts	$1,035	$922	$822	$600	$644

_____________________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of September 30, 2021 includes restructured contracts totaling $8.9 million for Equipment Finance and $0.1 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021

Portfolio Asset Quality:

Allowance
Total	$61,325	$44,228	$38,912	$28,757	$27,521
% of Total Finance Receivables	6.75%	5.09%	4.65%	3.47%	3.35%

Equipment Finance	$57,869	$43,022	$37,902	$27,754	$26,321
% of Net Investment Equipment Finance	6.57%	5.07%	4.64%	3.46%	3.34%

Working Capital Loans	$3,456	$1,206	$1,010	$1,003	$1,199
% of Total Working Capital Loans	13.06%	6.02%	5.51%	4.06%	3.85%

Net Charge-offs
Total	$10,488	$5,588	$3,475	$1,217	$1,180
% on Avg. Finance Receivables, Annualized	4.54%	2.57%	1.67%	0.60%	0.59%

Equipment Finance	$9,956	$5,203	$3,070	$1,345	$1,076
% on Avg. Equipment Finance, Annualized	4.49%	2.46%	1.51%	0.68%	0.55%

Working Capital Loans	$532	$385	$405	(128)	104
% of Avg. Working Capital Loans, Annualized	6.32%	6.69%	8.50%	-2.57%	1.56%

Delinquency
Total Finance Receivables:
30+ Days Past Due	2.15%	1.63%	1.16%	0.80%	0.77%
60+ Days Past Due	1.42%	0.77%	0.62%	0.47%	0.35%

Equipment Finance:
30+ Days Past Due	2.13%	1.59%	1.16%	0.82%	0.76%
60+ Days Past Due	1.42%	0.78%	0.63%	0.48%	0.35%

Working Capital Loans:
15+ Days Past Due	3.93%	5.00%	1.47%	0.36%	1.49%
30+ Days Past Due	2.94%	3.69%	1.05%	0.23%	1.18%

Total Finance Receivables:
30+ Days Past Due	$19,527	$14,209	$9,704	$6,649	$6,293
60+ Days Past Due	$12,925	$6,717	$5,203	$3,899	$2,848

Equipment Finance:
30+ Days Past Due	$18,750	$13,468	$9,511	$6,593	$5,925
60+ Days Past Due	$12,546	$6,582	$5,109	$3,847	$2,730

Working Capital Loans:
15+ Days Past Due	$1,041	$1,001	$269	$90	$465
30+ Days Past Due	$777	$741	$193	$56	$368

_____________________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of September 30, 2021 includes restructured contracts totaling $8.9 million for Equipment Finance and $0.1 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021

Portfolio Asset Quality:
Non-Accrual
Total	0.92%	1.64%	1.68%	1.58%	1.23%
Equipment Finance	0.82%	1.57%	1.67%	1.62%	1.27%
Working Capital Loans	4.32%	4.65%	1.87%	0.46%	0.45%

Total (7)	$8,375	$14,289	$14,013	$13,134	$10,119
Equipment Finance	$7,231	$13,357	$13,669	$13,020	$9,980
Working Capital Loans	$1,144	$932	$344	$114	$139

Expense Ratios:
Salaries and Benefits Expense	$8,515	$8,081	$8,373	$8,461	$8,162
As a % of Avg. Fin. Receivables (annualized)	3.68%	3.72%	4.02%	4.15%	4.06%

Total personnel end of quarter	247	254	262	263	249

General and Administrative Expense	$4,717	$6,745	$11,246	$8,377	$6,200
As a % of Avg. Fin. Receivables (annualized)	2.04%	3.10%	5.40%	4.11%	3.09%

Adjusted General and Administrative Expense
As a % of Avg. Fin. Receivables (3)	2.40%	2.81%	2.55%	2.68%	2.78%

Non-Interest Expense/Average Total Managed Assets	4.74%	5.32%	7.49%	6.73%	5.97%
Adjusted Non-Interest Expense/Average Total Managed Assets (4)	4.36%	5.05%	5.23%	5.71%	5.72%

Efficiency Ratio	57.64%	66.51%	75.31%	81.46%	69.40%
Adjusted Efficiency Ratio (4)	53.38%	63.93%	65.09%	69.22%	66.43%

_____________________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of September 30, 2021 includes restructured contracts totaling $8.9 million for Equipment Finance and $0.1 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries Supplemental Quarterly Data (Dollars in thousands, except share amounts)

Quarter Ended:	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021

Balance Sheet:

Assets
Investment in Leases and Loans	$891,940	$854,701	$822,706	$815,504	$807,178
Initial Direct Costs and Fees	16,113	14,583	13,635	13,607	13,575
Reserve for Credit Losses	(61,325)	(44,228)	(38,912)	(28,757)	(27,521)
Net Investment in Leases and Loans	$846,728	$825,056	$797,429	$800,354	$793,232
Cash and Cash Equivalents	195,132	135,691	110,622	114,252	222,260
Restricted Cash	5,771	4,719	4,358	3,799	3,202
Other Assets	58,320	56,532	60,455	67,034	48,618
Total Assets	$1,105,951	$1,021,998	$972,864	$985,439	$1,067,312

Liabilities
Deposits	823,707	729,614	678,331	697,805	783,203
Total Debt	39,833	30,665	23,670	17,227	11,676
Other Liabilities	60,061	65,353	69,161	59,328	57,151
Total Liabilities	923,601	825,632	771,162	774,360	852,030

Stockholders' Equity
Common Stock	$120	$120	$120	$120	$120
Paid-in Capital, net	75,893	76,323	76,682	77,279	77,903
Other Comprehensive Income (Loss)	93	69	(115)	165	0
Retained Earnings	106,244	119,854	125,015	133,515	137,259
Total Stockholders' Equity	$182,350	$196,366	$201,702	$211,079	$215,282

Total Liabilities and
Stockholders' Equity	$1,105,951	$1,021,998	$972,864	$985,439	$1,067,312

Capital and Leverage:
Equity	$182,350	$196,366	$201,702	$211,079	$215,282
Debt to Equity	4.74	3.87	3.48	3.39	3.69
Equity to Assets	16.49%	19.21%	20.73%	21.42%	20.17%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	16.92%	18.78%	20.68%	22.16%	21.70%
Common Equity Tier 1 Risk-based Capital	21.17%	22.74%	23.79%	24.41%	25.33%
Tier 1 Risk-based Capital	21.17%	22.74%	23.79%	24.41%	25.33%
Total Risk-based Capital	22.49%	24.04%	25.08%	25.69%	26.60%

_____________________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of September 30, 2021 includes restructured contracts totaling $8.9 million for Equipment Finance and $0.1 million for Working Capital.